Exhibit 99.1


                        INTEGRATED SECURITY SYSTEMS, INC.
                          REVAMPS SUBSIDIARY MANAGEMENT

Irving, Texas - July 25, 2005 - Integrated Security Systems, Inc. (OTCBB Symbol:
IZZI) today announced several important management changes at its major subsidiary, B&B ARMR Corporation ("B&B"), designed at streamlining operations and bringing about profitability in the short-term. This subsidiary represents 90% of current Integrated Security Systems, Inc. ("ISSI") consolidated sales with products serving the perimeter security market.

Peter Beare, President of ISSI and Chairman of B&B, has assumed the Chief Executive Officer's role at B&B. Ted Wlazlowski, formerly Chief Executive Officer of the subsidiary, is now assisting the B&B's sales and marketing, and customer services programs. Paul Roland, former President of B& B and a Director of ISSI, has resigned to pursue other personal interests, but will continue to serve B&B in a consulting role.

The sales and marketing organization is also being strengthened by the addition of Terry Young as Director of Customer Services, who comes to B&B from a key sales role at Delta Scientific. Mr. Young's background also includes over ten years in the U.S. Marines as a physical security expert where he designed and implemented sophisticated perimeter security for land base operations.

The Company announced the planned closure of its Norwood manufacturing plant in August 2005, which affects forty-five people. B&B is successfully using a number of highly qualified manufacturing plants to produce its now extensive range of products, and believes that it will offer higher quality and cost competitive products and services. B&B is looking for further growth within its D. C. based service organization, which has been quite successful.

"B&B ARMR has exciting potential and we are dedicated to becoming a major market force", said Peter Beare.

ABOUT ISSI
Headquartered in Irving, Texas, ISSI is a technology company that provides products and services for homeland security needs. ISSI also designs, develops and markets safety equipment and security software to the commercial, industrial and governmental marketplaces. ISSI's Intelli-Site(R) provides users with a software solution that integrates existing subsystems from multiple vendors without incurring the additional costs associated with upgrades or replacement. Intelli-Site(R) features a user-defined graphics interface that controls various security devices within one or multiple facilities. ISSI is a leading provider of anti-terrorist barriers, traffic control and safety systems within the road and bridge and perimeter security gate industries. ISSI designs, manufactures and distributes warning gates, lane changers, airport and navigational lighting and perimeter security gates and operators. ISSI conducts its design, development, manufacturing and distribution activities through three wholly owned subsidiaries: B&B ARMR, Intelli-Site, Inc. and DoorTek Corporation. For more information, please visit www.integratedsecurity.com, www.bb-armr.com www.intelli-site.com, or www.doortek.com.

About B&B ARMR
B&B ARMR Corporation engineers and manufactures high security crash rated barriers and parking control equipment for commercial and institutional use throughout the world. B&B ARMR offers turnkey installation services for its security and control products and supplies parts and services for vehicle barriers manufactured by other companies. The company's roots can be traced to 1925, and they assert a high profile customer list that includes the Pentagon, San Diego Naval Station, G.E. Headquarters, Hertz, FDA, FAA Headquarters, Department of State and several foreign embassies. For additional information, please visit www.bb-armr.com.

This information contains certain forward-looking statements. It is important to note that ISSI's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following: operations may not improve as projected, new products may not be accepted by the marketplace as anticipated, or new products may take longer to develop than anticipated.


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